KeyCorp Third Quarter 2017 Earnings Review October 19, 2017 Beth E. Mooney Chairman and Chief Executive Officer Don Kimble Chief Financial Officer

FORWARD-LOOKING STATEMENTS AND ADDITIONAL INFORMATION This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, KeyCorp’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “plan,” “predict,” “project,” “forecast,” “guidance,” “goal,” “objective,” “prospects,” “possible” or “potential,” by future conditional verbs such as “assume,” “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made and we assume no duty to update forward-looking statements. Actual results may differ materially from current projections. In addition to factors previously disclosed in KeyCorp’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: difficulties and delays in integrating the First Niagara business or fully realizing cost savings and other benefits; changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance of KeyCorp’s products and services; customer borrowing, repayment, investment and deposit practices; customer disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions; the inability to realize cost savings or revenues or to implement integration plans and other consequences associated with mergers, acquisitions and divestitures; economic conditions; and the impact, extent and timing of technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. This presentation also includes certain non-GAAP financial measures related to “tangible common equity,” “pre-provision net revenue,” “cash efficiency ratio,” and certain financial measures excluding notable items, including merger-related charges. Management believes these measures may assist investors, analysts and regulators in analyzing Key’s financials. Although Key has procedures in place to ensure that these measures are calculated using the appropriate GAAP or regulatory components, they have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of results under GAAP. For more information on these calculations and to view the reconciliations to the most comparable GAAP measures, please refer to the appendix of this presentation or page 17 of our Form 10-Q dated June 30, 2017. GAAP: Generally Accepted Accounting Principles 2

Investor Highlights – 3Q17

Positive Operating Leverage

- **YoY positive operating leverage (7th consecutive qtr.)[a]**
- **Momentum in fee-based businesses**
  - Record cards and payments income
  - Continued strength in investment banking & debt placement fees
- **Expense levels reflect recent acquisitions, business investments and seasonal trends**
- **Efficiency and returns remain strong**

Strong Risk Management

- **Maintained credit discipline, strong asset quality**
- **NCOs to average loans of .15% reflecting overall portfolio strength and an increase in recoveries**
- **Nonperforming loans to period-end loans of .60%**

Disciplined Capital Management

- **Maintained strong capital position**
  - CET1 ratio of 10.3%[b]
- **Repurchased $277 MM in common shares[c]**

	Reported	Adjusted / Non-GAAP[e]
YoY EPS	+100%	+17%
Cash Efficiency[d]	62.2%	59.7%
ROTCE[d]	12.2%	13.2%

3Q17 Adjustments

$ millions	Pre-tax Impact
Merger-related charges	(36)
Merchant services gain adjustment	(5)
Net impact of $(41) MM, or $(0.03) per share	

(a) Excludes notable items; see Appendix for detail
(b) 9/30/17 ratio is estimated
(c) Common share repurchase amount includes repurchases to offset issuances of common shares under our employee compensation plans
(d) Non-GAAP measure; see Appendix for reconciliation
(e) Non-GAAP measure and excludes notable items; see Appendix for detail and reconciliations

3

4 Financial Review

Financial Highlights

Continuing operations, unless otherwise noted

		3Q17	2Q17	3Q16	LQ Δ	Y/Y Δ
Profitability	EPS – assuming dilution	$ .32	$ .36	$ .16	(11) %	100 %
	EPS – excl. notable items[a], [b]	.35	.34	.30	3	17
	Cash efficiency ratio[a]	62.2 %	59.3 %	80.0 %	290 bps	(1,773) bps
	Cash efficiency –excl. notable items[a], [b]	59.7	59.4	64.9	32	(522)
	Return on average tangible common equity[a]	12.21	13.80	6.16	(159)	605
	ROTCE – excl. notable items[a], [b]	13.19	12.86	11.10	33	209
Capital[c]	Common Equity Tier 1[d]	10.26 %	9.91 %	9.56 %	35 bps	70 bps
	Tier 1 risk-based capital[d]	11.11	10.73	10.53	38	58
	Tangible common equity to tangible assets[a]	8.49	8.56	8.27	(7)	22
Asset Quality	NCOs to average loans	.15 %	.31 %	.23 %	(16) bps	(8) bps
	NPLs to EOP portfolio loans[e]	.60	.59	.85	1	(25)
	Allowance for loan and lease losses to EOP loans	1.02	1.01	1.01	1	1

Cash Efficiency Ratio[a]
excl. notable items[b]



64.9%
63.3%
60.4%
59.4%
59.7%
3Q16
4Q16
1Q17
2Q17
3Q17

ROTCE[a]
excl. notable items[b]



11.1%
12.5%
12.9%
12.9%
13.2%
3Q16
4Q16
1Q17
2Q17
3Q17

NCOs to Avg. Loans



0.23%
0.34%
0.27%
0.31%
0.15%
3Q16
4Q16
1Q17
2Q17
3Q17

EOP = End of Period
(a) Non-GAAP measure: see Appendix for reconciliation
(b) Notable items include merger-related charges (all periods), the 2Q17 merchant services gain and 3Q17 adjustment, 2Q17 purchase accounting finalization, and the 2Q17 charitable contribution; see Appendix for detail on merger-related charges
(c) From consolidated operations
(d) 9/30/17 ratios are estimated
(e) Nonperforming loan balances exclude $783 million, $835 million, and $959 million of purchased credit impaired loans at September 30, 2017, June 30, 2017, and September 30, 2016, respectively

5

$0 $30 $60 $90 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 $10 $20 $30 $40 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 6 Loans $ in billions Average Commercial & Industrial Loans Total Average Loans ConsumerCommercial $ in billions vs. Prior Year Highlights  Average loans up 12% from 3Q16 – Growth reflects a full-quarter impact of FNFG (vs. 2 months in 3Q16) – Broad-based C&I growth $87 $78 $37 $41 vs. Prior Quarter  Average loans up .4% from 2Q17 – Strength in C&I  up 2% linked-quarter unannualized – Higher levels of late-quarter paydowns, primarily in C&I and CRE – Home equity continues to decline, consistent with overall market trends

 Average deposit balances up .3% from 2Q17 – Noninterest bearing deposits up 2.5% (commercial deposit inflows and short-term escrow balances) – Growth in certificates of deposit also helped offset managed exit of certain public sector deposits $31.5 $53.8 $6.7 $11.1 .00% .10% .20% .30% .40% .50% .60% .70% $25 $45 $65 $85 $105 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 7 3Q17 Average Deposit Mix  Average deposit growth of 9% from 3Q16 – Growth primarily reflects a full-quarter impact of FNFG (vs. 2 months in 3Q16) – Core retail and commercial deposit growth Average Deposits(a) (a) Excludes deposits in foreign office (b) Consumer includes retail banking, small business, and private banking Cost of total deposits(a) CDs and other time deposits Savings Noninterest-bearing NOW and MMDA Total average deposits(a) Highlights Deposits $ in billions $ in billions vs. Prior Year vs. Prior Quarter $103 60% 40% Commercial and corporate Consumer(b) $95 .21% .28%  Deposit cost up 2 bps from 2Q17 – Largely driven by contractual commercial rate increases and deposit mix  3Q17 beta of 17% (total interest-bearing deposits)

2.85% 3.15% 2.79% 2.99% 2.0% 2.5% 3.0% 3.5% 4.0% $0 $200 $400 $600 $800 $1,000 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 NIM Change vs. Prior Quarter 2Q17: 3.30% PAA finalization (.14) PAA (3Q vs. 2Q) (.03) Net interest rate benefit .03 Loan fees (.01) Total change (.15) 3Q17: 3.15%  Net interest income up $27 MM from 2Q17, excl. PAA – Reflects higher earning asset yields and balances 8TE = Taxable equivalentPAA = Purchase accounting accretion (a) 3Q16 Net interest income included $6 million of merger-related charges; see Appendix for detail on merger-related charges Net interest income (TE), excl. PAA Reported NIM (TE)  Excluding impact of PAA, 3Q17 net interest income was $914 MM and net interest margin was 2.99%  Net interest income up $145 MM from 3Q16, excl. PAA – Largely driven by the First Niagara acquisition and higher earning asset yields and balances Net Interest Income and Margin Net Interest Income & Net Interest Margin Trend (TE) Highlights $ in millions; continuing operations vs. Prior Year vs. Prior Quarter Purchase accounting accretion (PAA) $788 $962 (a) NIM (TE); excl. PAAx $100 $48 $19 3Q16 4Q16 1Q17 2Q17 3Q17 NIM – reported 2.85% 3.12% 3.13% 3.30% 3.15% PAA .06 .19 .18 .19 .16 PAA refinement/ finalization - .11 - .14 - NIM – excl. PAA 2.79 2.82 2.95 2.97 2.99 NII – reported ($MM) $ 788 $ 948 $ 929 $ 987 $ 962 PAA 19 58 53 58 48 PAA refinement/ finalization - 34 - 42 - $34 MM related to contractual maturities; $14 MM related to prepayments  FNFG loan mark at 9/30/17: $302 MM ($238 MM purchased performing, $64 MM purchased credit impaired)  Purchased credit impaired accretable yield at 9/30/17: $150 MM

Noninterest Income

Noninterest Income

$ in millions *Up / (Down)*	3Q17	vs. 3Q16	vs. 2Q17
Trust and investment services income	$ 135	$ 13	$ 1
Investment banking and debt placement fees	141	(15)	6
Service charges on deposit accounts	91	6	1
Operating lease income and other leasing gains	16	10	(14)
Corporate services income	54	3	(1)
Cards and payments income	75	9	5
Corporate-owned life insurance	31	2	(2)
Consumer mortgage income	7	1	1
Mortgage servicing fees	21	6	6
Net gains (losses) from principal investing	3	(2)	3
Other income	18	10	(67)
Total noninterest income	**$ 592**	**$ 43**	**$ (61)**
Notable items[(a)]	(5)	7	(66)
Total noninterest income, excluding notable items[(b)]	**$ 597**	**$ 36**	**$ 5**

Highlights

vs. Prior Year

- **Noninterest income up $36 MM from 3Q16, excl. notable items[(a),(b)]**
  - **Reflects a full-quarter impact of FNFG (vs. 2 months in 3Q16)**
  - **Broad-based growth offset decline in investment banking and debt placement fees (strong market conditions in prior year)**

vs. Prior Quarter

- **Noninterest income up $5MM from 2Q17, excl. notable items[(a),(b)]**
  - **Growth in fee-based businesses, including investment banking and debt placement fees, mortgage servicing fees, and cards and payments income**
  - **Lower operating lease income and other leasing gains (lease residual losses of $13 MM in 3Q17)**

(a) Notable items include 3Q17 include $(5) MM merchant services gain adjustment; notable items in 3Q16 include $(12) of merger-related charges; notable items in 2Q17 include merchant services gain of $64 MM and $(3) MM associated with purchase accounting finalization
(b) Non-GAAP measure

9

Noninterest Expense

Noninterest Expense

$ in millions *Up / (Down)*	3Q17	vs. 3Q16	vs. 2Q17
Personnel	$ 558	$ (36)	$ 7
Net occupancy	74	1	(4)
Computer processing	56	(14)	1
Business services, professional fees	49	(27)	4
Equipment	29	3	2
Operating lease expense	24	9	3
Marketing	34	2	4
FDIC assessment	21	-	-
Intangible asset amortization	25	12	3
OREO expense, net	3	-	-
Other expense	119	(40)	(23)
Total noninterest expense	**$ 992**	**$ (90)**	**$ (3)**
Merger-related charges[(a)]	36	(153)	(8)
Other notable items[(a)]	-	-	(16)
Total noninterest expense, excluding notable items[(a),(c)]	**$ 956**	**$ 63**	**$ 21**

Highlights

- **Notable items:**

$ in millions	3Q17	3Q16	2Q17
Merger-related charges	$36	$189	$44
Charitable contribution[(b)]	-	-	20
Purchase accounting finalization[(b)]	-	-	(4)
	$36	$189	$60

vs. Prior Year

- **Noninterest expense up $63 MM, excl. notable items[(a),(c)]**
  - **Reflects full-quarter impact of FNFG, recent acquisitions and business investments**

vs. Prior Quarter

- **Noninterest expense up $21 MM, excl. notable items[(a),(c)]**
  - **Reflects recent acquisitions: HelloWallet and merchant services (totaling $8 MM)**
  - **Seasonal trends in marketing ($5 MM) and personnel ($5 MM)**
  - **Higher business services and professional fees related to short-term initiatives ($3 MM)**

(a) Notable items of $36 MM in 3Q17 (merger-related charges), $189 MM in 3Q16 (merger-related charges) and $60 MM in 2Q17 (merger-related charges, charitable contribution and purchase accounting finalization); see Appendix for detail on merger-related charges
(b) Charitable contribution and the impact from finalization of purchase accounting in other expense
(c) Non-GAAP measure

10

11 Nonperforming Loans(a) Net Charge-offs & Provision for Credit Losses $ in millions Credit Quality Allowance for Loan and Lease Losses $ in millions $44 $32 $59 $51 .23% .15% .00% .20% .40% .60% .80% 1.00% $0 $25 $50 $75 $100 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 NCOs Provision for credit losses NCOs to average loans $723 $517 .85% .60% .00% .40% .80% 1.20% 1.60% 2.00% $0 $200 $400 $600 $800 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 NPLs NPLs to period-end loans NCO = Net charge-off (a) Nonperforming loan balances exclude $783 million and $959 million of purchased credit impaired loans at September 30, 2017 and September 30, 2016, respectively $865 $880 120% 170% 0% 50% 100% 150% 200% 250% $600 $700 $800 $900 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 Allowance for loan and lease losses to NPLs Allowance for loan and lease losses Acquired Loans 3Q17 allowance for loan losses to period-end loans of 1.02% 3Q17 NCOs reflect continued portfolio strength and large C&I recovery $12 $36 $38 $50 $72 .05% .17% .18% .25% .40% .00% .20% .40% .60% $0 $20 $40 $60 $80 3Q16 4Q16 1Q17 2Q17 3Q17 $ in millions Allowance for acquired loans Acquired loan allowance to period-end acquired loans

12  Strong capital position with Common Equity Tier 1 ratio of 10.26%(a) at 9/30/17 − Increase in 9/30/17 capital measures primarily reflects a change in methodology for multipurpose facilities(c)  Repurchased $277 MM(d) in common shares during 3Q17 Tangible Common Equity to Tangible Assets(b) Highlights (a) 9/30/17 ratios are estimated (b) Non-GAAP measure: see Appendix for reconciliation (c) Increase in 9/30/17 capital measures primarily reflects implementation of methodology for commitments to issue standby letters of credit that were issued under multipurpose facilities; these multipurpose facilities are now presented as commitments to extend credit (d) Common share repurchase amount includes repurchases to offset issuances of common shares under our employee compensation plans 9.56% 10.26% 6.00% 8.00% 10.00% 12.00% 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 8.27% 8.49% 0.00% 2.50% 5.00% 7.50% 10.00% 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 Common Equity Tier 1(a) Capital

Outlook and Expectations

	FY 2017[a]
Average Balance Sheet	• Loans: 4Q17 average balances in the range of \$87.0 B - \$87.5 B • Deposits: FY17 average balances in the range of \$102.5 B - \$103.0 B
Net Interest Income	• Net interest income expected to be in the range of \$3.8 B - \$3.9 B • Outlook includes no additional rate increases in 2017
Noninterest Income	• Expected to be in the range of \$2.35 B - \$2.45 B
Noninterest Expense	• Expected to be in the range of \$3.7 B - \$3.8 B – Includes impact of merchant services, HelloWallet and Cain Brothers acquisitions
Credit Quality	• Net charge-offs to average loans below targeted range of 40 – 60 bps • Provision expected to slightly exceed net charge-offs to provide for loan growth
Taxes	• GAAP tax rate in the range of 26% - 28%

Long-term Targets

Positive operating leverage	Cash efficiency ratio:	Moderate risk profile:	ROTCE:
	<60%	Net charge-offs to avg. loans targeted range of 40-60 bps	13-15%

(a) Guidance provided does not include merger-related charges

13

14 Appendix

Loan Portfolio Detail, at 9/30/17

Total Loans

$ in billions	9/30/17	% of total loans
Commercial and industrial	$ 41.1	48
Commercial real estate	16.9	20
Commercial lease financing	4.7	5
Total Commercial	$ 62.7	73
Residential mortgage	$ 5.5	6
Home equity	12.2	14
Consumer direct	1.8	2
Credit card	1.0	1
Consumer indirect	3.2	4
Total Consumer	$ 23.7	27

Commercial Loans

Diversified Portfolio by Industry

Total commercial loans:



Agriculture
Automotive
Business Products
Business Services
Construction
Consumer Discretionary
Consumer Services
Equipment
Finance
Healthcare
Materials/ Extraction
Media
Oil & Gas
Other
Public Sector
Real Estate
Technology
Transportation
Utilities

Home Equity

	Outstanding Balances		Average Loan Size	Average FICO	2008/ prior vintage
First lien	$ 7,264	59 %	$ 72,531	771	21 %
Second lien	4,973	41	46,417	767	37
Total home equity	**$ 12,238**				



Variable
56%
Fixed
44%

- Combined weighted-average LTV at origination: 70%
- $775 million in lines outstanding (6% of the total portfolio) come to end of draw period by 4Q19

Commercial Real Estate

- Focused on relationships with CRE owners
- Aligned with targeted industry verticals
- Primarily commercial mortgage; selective approach to construction
- Criticized non-accruals: 0.2% of period-end balances[(a)]



Construction
Commercial mortgage
53%
88%
9/30/2007
9/30/2017

Tables may not foot due to rounding

(a) Loan and lease outstandings; excludes purchase credit impaired loans from the First Niagara acquisition

15

16 Average Total Investment Securities Highlights Average AFS securities Investment Portfolio  Portfolio composed primarily of GNMA and GSE- backed MBS and CMOs; primarily fixed rate  Continue to position portfolio for regulatory liquidity requirements: – Reinvesting cash flows into High Quality Liquid Assets, including GNMA securities (47% of 3Q17 average balances)  Portfolio used for funding and liquidity management – Securities cash flows of $1.5 billion in 3Q17 and $1.4 billion in 2Q17 – $560 million growth in average balance  Average portfolio life at 9/30/17 of 4.2 years (unchanged from 6/30/17) (a) Yield is calculated on the basis of amortized cost (b) Includes end-of-period held-to-maturity and available-for-sale securities Average yield(a) Average HTM securities 1.96% .00% 1.00% 2.00% 3.00% 4.00% 5.00% $0.0 $10.0 $20.0 $30.0 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 $29 $ in billions Securities to Total Assets(b) 22% 21% 10% 15% 20% 25% 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 $24.2 2.02%

Interest Rate Risk Management

Naturally Asset Sensitive Balance Sheet with Relatively Short Duration[(a)]

Loans

$88 B



Fixed: 31%
1-mo. Libor: 43%
Other variable: 4%
Prime: 15%
3-mo. Libor: 7%

Deposits

$103 B



CDs: 11%
Noninterest-bearing: 31%
Interest-bearing, non-time: 58%

Investment Portfolio

$29 B



AFS: 65%
HTM: 35%

Primarily fixed rate
Average life: 4.2 yrs
3Q17 cash flows: $1.5 B

Actively Managing Rate Risk

- **Key manages interest rate risk through security purchases, debt issuance, and the use of swaps**
- **Swaps modify the rate characteristics of assets and liabilities**
  - $15.4 B of swaps for A/L management with 1.9 year WAM
  - $9.9 B of debt hedges
- **Modestly asset sensitive[(b)]**
  - NII impact of 1%-3% for a 200 bps increase over 12 months
    - Reflects a beta of 0%-55% for deposit repricing for the first 25 bps change in rates and ~55% for the next 175 bps
    - Assumes replacement of swaps and securities cash flows

Flexibility to adjust rate sensitivity for changes in balance sheet growth/mix as well as interest rate outlook

Utilize Swaps to Achieve and Adjust Modest Asset Sensitivity

- **A/LM hedges aligned to floating rate LIBOR-based loans**
- **Short weighted average maturity of A/LM swaps**
  - Provides flexibility to reprice and adjust overall sensitivity
  - Fairly even pace of maturities ($1-1.5 B maturities /per quarter remaining in 2018 & 2019)
- **Replacement swaps reflect forward curve at time of origination**

Swaps *($ in B)*	9/30/17 Notional Amt.	Wtd. Avg. Maturity (Yrs.)	Receive Rate	Pay Rate
A/L Management (receive fixed / pay variable)	$ 15.4	1.9	1.2%	1.2%
Debt	9.9	2.7	1.6	1.2
	$ 25.3	**2.3**	**1.4%**	**1.2%**



Size of swap portfolio:
$9.9 B
$9.9
$25.3 B
$9.9
$15.4
$30.3 B
$9.9
$20.4
Modeled asset sensitivity :
6-8%(b)
1-3%(b)
9/30/17
0%
Debt hedges
A/LM hedges

(a) Loan, deposit and investment portfolio balances reflect 9/30/17 period-end balances
(b) Simulation analysis for net interest income is described in Figure 34 of Key's 2016 Form 10-K

17

18 Credit Quality Trends Criticized Outstandings(a) to Period-end Total LoansDelinquencies to Period-end Total Loans (a) Loan and lease outstandings; excludes purchase credit impaired loans from the First Niagara acquisition (b) From continuing operations (c) Nonperforming loan balances exclude $783 million, $835 million, $812 million, $865 million, and $959 million of purchased credit impaired loans at September 30, 2017, June 30, 2017, March 31, 2017, December 31, 2016, and September 30, 2016, respectively 30 – 89 days delinquent 90+ days delinquent .37% .38% .06% .10% .00% .25% .50% 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 3.3% 3.3% .0% 2.0% 4.0% 6.0% 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 Metric(b) 3Q17 2Q17 1Q17 4Q16 3Q16 Delinquencies to EOP total loans: 30-89 days .38% .39% .36% .47% .37 % Delinquencies to EOP total loans: 90+ days .10 .10 .09 .10 .06 NPLs to EOP portfolio loans(c) .60 .59 .67 .73 .85 NPAs to EOP portfolio loans + OREO + Other NPAs(c) .64 .64 .72 .79 .89 Allowance for loan losses to period-end loans 1.02 1.01 1.01 1.00 1.01 Allowance for loan losses to NPLs 170.2 171.6 151.8 137.3 119.6 Continuing operations Continuing operations

Credit Quality

Credit Quality by Portfolio

$ in millions	Period-end loans	Average loans	Net loan charge-offs	Net loan charge-offs[b] / average loans (%)	Nonperforming loans[c]	Ending allowance[d]	Allowance / period-end loans[d] (%)	Allowance / NPLs (%)
	9/30/17	3Q17	3Q17	3Q17	9/30/17	9/30/17	9/30/17	9/30/17
Commercial and industrial[a]	$ 41,147	$ 41,416	$ 4	.04%	$ 169	$ 532	1.29%	314.79%
Commercial real estate:								
Commercial Mortgage	14,929	14,850	5	.13	30	138	.92	460.00
Construction	1,954	2,054	2	.39	2	29	1.48	N/M
Commercial lease financing[e]	4,716	4,694	(2)	(.17)	11	43	.91	390.91
Real estate – residential mortgage	5,476	5,493	(1)	(.07)	57	8	.15	14.04
Home equity	12,238	12,314	2	.06	227	39	.32	17.18
Credit cards	1,045	1,049	10	3.78	2	44	4.21	N/M
Consumer direct loans	1,789	1,774	7	1.57	3	28	1.57	933.33
Consumer indirect loans	3,198	3,170	5	.63	16	19	.59	118.75
Continuing total[f]	**$ 86,492**	**$ 86,814**	**$ 32**	**.15%**	**$ 517**	**$ 880**	**1.02%**	**170.21%**
Discontinued operations	1,372	1,397	8	2.27	8	18	1.31	225.00
Consolidated total	**$ 87,864**	**$ 88,211**	**$ 40**	**.18%**	**$ 525**	**$ 898**	**1.02%**	**171.05%**

N/M = Not meaningful

(a) 9/30/17 ending loan balance includes $118 million of commercial credit card balances; average loan balance includes $117 million of assets from commercial credit cards
(b) Net loan charge-off amounts are annualized in calculation
(c) 9/30/17 NPL amount excludes $783 million of purchased credit impaired loans
(d) 9/30/17 allowance by portfolio is estimated
(e) Commercial lease financing includes receivables held as collateral for a secured borrowing of $31 million at September 30, 2017. Principal reductions are based on the cash payments received from these related receivables.
(f) 9/30/17 ending loan balance includes purchased loans of $16.7 billion, of which $783 million were purchased credit impaired

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3Q17 2Q17 1Q17 4Q16 3Q16 2Q16 1Q16 4Q15 Net interest income - - - $ (6) - - - Operating lease income and other leasing gains - - - $ (2) - - - Other income - - $ 9 (10) - - - Noninterest income - - $ 9 $ (12) - - - Personnel expense $ 25 $ 31 $ 30 $ 80 $ 97 $ 35 $ 16 - Net Occupancy $ (2) $ (1) $ 5 $ 29 - - - - Business services and professional fees 2 6 5 22 $ 32 $ 5 $ 7 $ 5 Computer processing 4 2 5 38 15 - - - Marketing 5 6 6 13 9 3 1 - All other non-personnel 2 - 30 25 36 2 - 1 Total non-personnel expense $ 11 $ 13 $ 51 $ 127 $ 92 $ 10 $ 8 $ 6 Total merger-related charges $ 36 $ 44 $ 81 $ 198 $ 207 $ 45 $ 24 $ 6 EPS impact $ (.02) $ (.03) $ (.05) $ (.11) $ (.14) $ (.04) $ (.02) - 20 FNFG Merger-related Charges $ in millions Increase / (Decrease)

Three months ended 9/30/17 6/30/17 9/30/16 Tangible common equity to tangible assets at period end Key shareholders' equity (GAAP) $15,249 $15,253 14,996$ Less: Intangible assets (a) 2,870 2,866 2,855 Preferred Stock (b) 1,009 1,009 1,150 Tangible common equity (non-GAAP) $11,370 $11,378 10,991$ Total assets (GAAP) $136,733 $135,824 135,805$ Less: Intangible assets (a) 2,870 2,866 2,855 Tangible common equity to tangible assets ratio (non-GAAP) $133,863 $132,958 132,950$ Tangible common equity to tangible assets ratio (non-GAAP) 8.49% 8.56% 8.27% Notable Items Merger-related charges (36)$ (44)$ (207)$ Merchant services gain (5) 64 - Purchase accounting finalization, net - 43 - Charitable contribution - (20) - Total notable items (41)$ 43$ (207)$ Income taxes (13) 16 (75) Total notable items after tax (28)$ 27$ (132)$ Earnings per common share (EPS) excluding notable items EPS from continuing operations attributable to Key common shareholders ─ assuming dilution .32$ .36$ .16$ Add: EPS impact of notable items .03 (.02) .14 EPS from continuing operations attributable to Key common shareholders excluding notable items (non-GAAP) .35$ .34$ .30$ Pre-provision net revenue excluding notable items Net interest income (GAAP) 948$ 973$ 780$ Plus: Taxable-equivalent adjustment 14 14 8 Noninterest income 592 653 549 Less: Noninterest expense 992 995 1,082 Pre-provision net revenue from continuing operations 562$ 645$ 255$ Plus: Notable items 41 (43) 207 Pre-provision net revenue from continuing operations excluding notable items (non-GAAP) 603$ 602$ 462$ GAAP to Non-GAAP Reconciliation 21 (a) For the three months ended September 30, 2017, June 30, 2017, and September 30, 2016, intangible assets exclude $30 million, $33 million, and $51 million, respectively, of period-end purchased credit card receivables (b) Net of capital surplus $ in millions

GAAP to Non-GAAP Reconciliation (continued)

$ in millions	Three months ended 9/30/17	6/30/17	3/31/17	12/31/16	9/30/16
Average tangible common equity					
Average Key shareholders' equity (GAAP)	$ 15,241	$ 15,200	$ 15,184	$ 14,901	$ 13,552
Less: Intangible assets (average) [(a)]	2,878	2,756	2,772	2,874	2,255
Preferred Stock (average)	1,025	1,025	1,480	1,274	648
Average tangible common equity (non-GAAP)	$ 11,338	$ 11,419	$ 10,932	$ 10,753	$ 10,649
Return on average tangible common equity from continuing operations					
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$ 349	$ 393	$ 296	$ 213	$ 165
Plus: Notable items, after tax	28	(27)	51	124	132
Net income (loss) from continuing operations attributable to Key common shareholders excl. notable items	$ 377	$ 366	$ 347	$ 337	$ 297
Average tangible common equity (non-GAAP)	11,338	11,419	10,932	10,753	10,649
Return on average tangible common equity from continuing operations (non- GAAP)	12.21%	13.80%	10.98%	7.88%	6.16%
Return on average tangible common equity from continuing operations excl. notable items (non- GAAP)	13.19%	12.86%	12.87%	12.47%	11.10%
Cash efficiency ratio					
Noninterest expense (GAAP)	$ 992	$ 995	$ 1,013	$ 1,220	$ 1,082
Less: Intangible asset amortization	25	22	22	27	13
Adjusted noninterest expense (non-GAAP)	$ 967	$ 973	$ 991	$ 1,193	$ 1,069
Less: Notable items [(b)]	36	60	81	207	189
Adjusted noninterest expense excluding notable items (non-GAAP)	$ 931	$ 913	$ 910	$ 986	$ 880
Net interest income (GAAP)	$ 948	$ 973	$ 918	$ 938	$ 780
Plus: Taxable-equivalent adjustment	14	14	11	10	8
Noninterest income	592	653	577	618	549
Total taxable-equivalent revenue (non-GAAP)	$ 1,554	$ 1,640	$ 1,506	$ 1,566	$ 1,337
Plus: Notable items [(c)]	5	(103)	-	(9)	18
Adjusted total taxable-equivalent revenue excl. notable items (non-GAAP)	$ 1,559	$ 1,537	$ 1,506	$ 1,557	$ 1,355
Cash efficiency ratio (non-GAAP)	62.2%	59.3%	65.8%	76.2%	80.0%
Cash efficiency ratio excluding notable items (non-GAAP)	59.7%	59.4%	60.4%	63.3%	64.9%

(a) For the three months ended September 30, 2017, June 30, 2017, March 30, 2017, December 31, 2016, and September 30, 2016, average intangible assets exclude $32 million, $36 million, $40 million, $46 million, and $47 million, respectively, of average purchased credit card receivables
(b) Notable items for the three months ended September 30, 2017, includes $36 million of merger-related charges
(c) Notable items for the three months ended September 30, 2017, includes a $5 million adjustment related to the merchant services acquisition gain

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